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                                                                    EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of First Capital, Inc. on Form S-4 of our report dated January 11, 2002, included and incorporated by reference in the Annual Report on Form 10-KSB of First Capital, Inc. for the year ended December 31, 2001, and to the use of our report dated January 11, 2002, appearing in the Proxy Statement-Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Proxy Statement-Prospectus.


/s/ Monroe Shine & Co., Inc.

Monroe Shine & Co., Inc.
New Albany, Indiana


January 27, 2003